Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (“Agreement”) is effective as of May 4, 2010 (“Effective Date”), by and among International Stem Cell Corporation, a Delaware corporation (“Company”), and Socius CG II, Ltd., a Bermuda exempted company (including its designees, successors and assigns, “Investor”).

RECITALS

A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase from the Company, up to $10,000,000.00 of shares of Series F Preferred Stock.

B. The offer and sale of the Securities provided for herein are being made pursuant to a registration statement filed under the Act.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises, the mutual covenants and other provisions contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this Article 1:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act. With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will be deemed to be an Affiliate.

“Agreement” means this Preferred Stock Purchase Agreement including the Exhibits and Schedules hereto.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit B.

“Change in Control” has the meaning set forth within the definition of Strategic Transaction, below.

“Closing” means any one of (i) the Commitment Closing and (ii) the Preferred Stock Closing.

“Commitment Closing” has the meaning set forth in Section 2.2(a).

“Commitment Fee” means a non-refundable fee of $500,000.00 (5.0% of the Maximum Placement), payable by the Company to Investor on the date the Registration Statement is declared effective, in shares of registered Common Stock valued at 90% of the volume-weighted average price for the Common Stock for the five trading days immediately preceding the Commitment Closing or as otherwise set forth in Section 2.2(a).

“Common Shares” includes the Fee Shares and any Warrant Shares.

“Common Stock” means the common stock, par value $0.001 per share, of Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company Termination” has the meaning set forth in Section 3.2.

“Delisting Event” means any time during the term of this Agreement, that the Company’s Common Stock is not listed for and actively trading on a Trading Market, or is suspended or delisted with respect to the trading of the shares of Common Stock on a Trading Market.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith and attached hereto and incorporated herein by reference.

“DWAC Shares” means all Common Shares or other shares of Common Stock issued or issuable to Investor or any Affiliate, successor or assign of Investor pursuant to any of the Transaction Documents, including without limitation any Warrant Shares, all of which shall be issued in electronic form, freely tradable and without restriction on resale, and timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, substantially in the form attached hereto as Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fee Shares” means any shares of Common Stock issued by the Company to Investor in payment of the Commitment Fee.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by each of the Company’s officers, directors and beneficial owners of 10% or more of the Common Stock, precluding each such Person from participating in any sale of the Common Stock from the Preferred Stock Notice Date through the Preferred Stock Closing Date.

“Material Agreement” includes any loan agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.

“Maximum Placement” means $10,000,000.00.

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E, or such other form as agreed upon by the parties, to be delivered in connection with the Commitment Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series F Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Preferred Stock Closing” has the meaning set forth in Section 2.3(f).

“Preferred Stock Closing Date” has the meaning set forth in Section 2.3(f).

“Preferred Stock Notice” has the meaning set forth in Section 2.3(b).

“Preferred Stock Notice Date” has the meaning set forth in Section 2.3(b).

“Preferred Stock Purchase Price” has the meaning set forth in Section 2.3(b) and shall be specified in writing by the Company.

“Preferred Stock Share Price” means $10,000.00 per Preferred Share. The Company may not sell fractional Preferred Shares.

“Prospectus” has the meaning set forth in Section 4.1(ff)(iii).

“Registration Statement” means a valid, current and effective registration statement registering for sale the Preferred Shares, the Warrants and the Common Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof or incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the SEC in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” includes the Warrants, the Fee Shares, Common Shares and Preferred Shares issuable pursuant to this Agreement.

“Strategic Transaction” means and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock or (ii) no longer have the ability to elect a majority the board of directors of the Company (a “Change in Control”);

(ii) the sale or transfer of all or substantially all of the Company’s assets, other than in the ordinary course of business; or

(iii) a purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination” has the meaning set forth in Section 3.1.

“Termination Date” means the date that is fifty (50) calendar days after the Effective Date.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” include this Agreement, the other agreements and documents referenced herein, and the Exhibits and Schedules hereto and thereto.

“Transfer Agent” means Securities Transfer Corporation, or any successor transfer agent for the Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrant” means the warrant issuable under this Agreement, in the form attached hereto as Exhibit A, to purchase shares of Common Stock equal in value to 135% of the Maximum Placement ($13,500,000), subject to adjustment as set forth therein.

ARTICLE 2

PURCHASE AND SALE

2.1 Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article 2:

(a) Investor hereby agrees to purchase up to $10,000,000 of Preferred Shares as the Company may, in its sole and absolute discretion, elect to issue and sell to Investor pursuant to Section 2.3 below; and

(b) The Company agrees to issue Fee Shares and Warrants and Warrant Shares to Investor pursuant to Section 2.2(a) and Section 2.3(c) below.

2.2 Investment Commitment.

(a) Investment Commitment.

(i) The closing of this Agreement (the “Commitment Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Commitment Closing set forth in Section 2.2(b) have been met. On the date of the Commitment Closing, the Company shall issue the Warrant to Investor.

(ii) The Commitment Fee is payable by the Company to Investor in consideration of Investor’s commitment to fund the investment contemplated by this Agreement. The Commitment Fee is earned in full on the Effective Date and shall be paid on the date the

Registration Statement is declared effective, in shares of registered Common Stock valued at 90% of the volume-weighted average price for the Common Stock for the five trading days immediately preceding the Commitment Closing. Notwithstanding the foregoing, if for any reason whatsoever the Commitment Fee has not been paid in full by the six-month anniversary of the Effective Date, then it shall be paid by the Company on such date, in cash, by wire transfer of immediately available funds to the account specified by Investor.

(b) Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following (the “Conditions to Commitment Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(i) the following documents shall have been delivered to Investor: (A) this Agreement (including the Disclosure Schedules), executed by the Company, (B) a Secretary’s Certificate, attaching copies and certifying as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (y) a copy of the Company’s current Certificate of Incorporation, and (z) a copy of the Company’s current Bylaws; (C) the Certificate of Designations executed by the Company and filed by the Secretary of State of Delaware; (D) the Opinion, and (E) a copy of the press release announcing the transactions contemplated by this Agreement and a copy of the Current Report on Form 8-K to be filed with the SEC pursuant to Section 5.4 describing the transaction contemplated by this Agreement and attaching a complete copy of the Transaction Documents;

(ii) other than for losses incurred in the ordinary course of business, there have been no material adverse changes in the Company’s business prospects or financial condition since the date of the last balance sheet delivered to Investor, including but not limited to incurring material liabilities;

(iii) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate, signed by an officer of the Company, to such effect to Investor; and

(iv) Investor shall have received the Warrant.

(c) Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following the Investor’s receipt of a validly delivered Preferred Stock Notice, the Investor shall be required to purchase from the Company the number of Preferred Shares, in the manner described in Section 2.3 below.

2.3 Preferred Share Sale to Investor.

(a) Procedure. Subject to the other conditions and limitations set forth in this Agreement, at any time beginning on the Effective Date, the Company may, in its sole and absolute discretion, elect to require Investor to purchase the Preferred Shares according to the following procedure:

(b) Delivery of Preferred Stock Notice. The Company shall deliver an irrevocable written notice (the “Preferred Stock Notice”), the form of which is attached hereto as Exhibit F, to Investor stating that the Company has exercised its rights and stating the Company will sell the Preferred Shares to Investor at the Preferred Stock Share Price, and at the aggregate purchase equal to the Maximum Placement (the “Preferred Stock Purchase Price”). A Preferred Stock Notice delivered by the Company to Investor after 5:00 p.m. New York Time on any Trading Day via facsimile or electronic mail, with confirming copy by overnight carrier, shall be deemed delivered on the next Trading Day (the “Preferred Stock Notice Date”).

(c) Warrant. Prior to delivery of the Preferred Stock Notice, the Warrant shall have been delivered to Investor. On the Preferred Stock Notice Date, the Warrant shall vest and become exercisable in full and may be exercised at any time on or after such Preferred Stock Notice Date. Any portion of the Warrant that is exercised by Investor in accordance with Section 1.1 of the Warrant shall be deemed exercised (i) on the Preferred Stock Notice Date, if the Company receives the Exercise Delivery Documents from Investor by 6:30 p.m. Eastern time on the Preferred Stock Notice Date, or (ii) on the next Trading Day, if the Company receives the Exercise Delivery Documents from Investor after 6:30 p.m. Eastern Time on the applicable Preferred Stock Notice Date or on any subsequent date.

(d) Conditions Precedent to the Right of the Company to Deliver the Preferred Stock Notice. The right of the Company to deliver the Preferred Stock Notice is subject to the satisfaction (or written waiver by Investor in its sole satisfaction), on the date of delivery of such Preferred Stock Notice, of each of the following conditions:

(i) the Common Stock shall be listed on a Trading Market, and to the Company’s knowledge there is no notice of any suspension or delisting with respect the trading of the shares of Common Stock on such market or exchange;

(ii) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects as if made on such date (provided, however, that any information disclosed by the Company in a filing with the SEC prior to the Preferred Stock Notice Date shall be deemed to update the Disclosure Schedules and modify the representations and warranties), and no default shall have occurred under this Agreement, or any other agreement with Investor, or with any Affiliate of Investor, or any other financial agreement or agreement for borrowed funds of the Company, and the Company shall deliver an Officer’s Closing Certificate, signed by an officer of the Company, to such effect to Investor;

(iii) other than for losses incurred in the ordinary course of business, there have been no material adverse changes in the Company’s business prospects or financial condition since the Commitment Closing, including but not limited to incurring material liabilities;

(iv) the Company is not, and will not be as a result of the contemplated sale of Preferred Stock, in default of any Material Agreement;

(v) there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or threatened by any person (other than Investor or any Affiliate of Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement. For purposes of this paragraph (v), no proceeding shall be deemed pending or threatened unless one of the parties has received written notification thereof prior to the applicable Preferred Stock Closing Date;

(vi) all Common Shares are DWAC Shares, are DTC eligible and can be immediately converted into electronic form without restriction on resale;

(vii) Company is in compliance with all reporting requirements in order to maintain listing on its then current Trading Market;

(viii) Company has a current, valid and effective Registration Statement for the sale of the Preferred Stock, the Fee Shares (if any) and the Warrant Shares;

(ix) Company has a sufficient number of duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor;

(x) Company has delivered the Warrant to Investor;

(xi) Company has provided notice of its delivery of the Preferred Stock Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement;

and

(xii) the shares of Preferred Stock to be issued at the Preferred Stock Closing, when aggregated with other securities owned by Investor and its Affiliates, would not result in beneficial ownership by Investor and its Affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company, unless such condition is waived by Investor in writing. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder.

(e) Documents Required to be Delivered as Conditions to Preferred Stock Closing. The Preferred Stock Closing and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to Investor of each of the following on or before the Preferred Stock Closing Date:

(i) a number of Preferred Shares equal to the Maximum Placement shall have been delivered to Investor or an account specified by Investor for the Preferred Stock Shares;

(ii) the following documents: Officer’s Certificate and Lock-Up Agreements;

(iii) a “Use of Proceeds” certificate, signed by an officer of the Company, and setting forth how the Aggregate Preferred Stock Price will be applied by the Company;

(iv) all Warrant Shares shall have been timely delivered pursuant to any Exercise Notice delivered to Company at least two days prior to the Preferred Stock Closing Date (and if any such Warrant Shares required to be so delivered are not credited as DWAC Shares by 12:00 p.m. Eastern Time on the Trading Day following the Exercise Delivery Date, then the Preferred Stock Closing Date shall be extended by one Trading Day for each Trading Day that timely credit of DWAC Shares is not made); and

(v) all documents, instruments and other writings required to be delivered by the Company to Investor on or before the Preferred Stock Closing Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

(f) Mechanics of Preferred Stock Closing. Each of the Company and Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to Section 2.3(e) of this Agreement at or prior to the Preferred Stock Closing Date. Subject to such delivery, and the satisfaction of the conditions set forth in Section 2.3(d), the closing of the purchase by Investor of the Preferred Shares shall occur by 5:00 p.m., New York City Time, on the date which is twenty (20) Trading Days following the Preferred Stock Notice Date at the offices of Investor (the “Preferred Stock Closing Date”). On or before the Preferred Stock Closing Date, Investor shall deliver to the Company the Preferred Stock Purchase Price to be paid for such Preferred Shares. The closing (“Preferred Stock Closing”) shall occur on the date that both (i) the Company has delivered to Investor all Required Preferred Stock Documents, and (ii) Investor has delivered to the Company such Preferred Stock Purchase Price.

(g) Limitation on Investor’s Obligation to Purchase and Company’s Obligation to Sell. Notwithstanding anything herein to the contrary, in the event the closing price of the Common Stock during the nineteen (19) Trading Days following the Preferred Stock Notice Date falls below 75% of the Closing Bid Price on the Trading Day prior to the Preferred Stock Notice Date, then Investor may, at its option, and without penalty, decline to purchase the applicable Preferred Stock Shares on the Preferred Stock Closing Date.

2.4 Maximum Placement. Investor shall not be obligated to purchase more than One Thousand (1,000) Preferred Shares.

ARTICLE 3

TERMINATION

3.1 Termination. The Investor may elect to terminate this Agreement and the Company’s right to initiate the purchase and sale of the Preferred Shares under this Agreement (each, a “Termination”) upon the occurrence of any of the following:

(a) if, at any time before the Preferred Stock Closing Date, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) on any date after a Delisting Event that lasts for an aggregate of 20 Trading Days;

(c) the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d) the Company is in default of any loan agreement, equity investment agreement or instrument, or any other Material Agreement, which default would have a Material Adverse Effect (as defined below);

(e) the Company is in default of any material provision of any agreement with the Investor, or Investor Affiliate following any applicable notice and opportunity to cure;

(f) upon the occurrence of a Strategic Transaction;

(g) so long as any Preferred Shares are outstanding, the Company effects or publicly announces its intention to create a security senior to the Series F Preferred Stock with respect to liquidation rights or substantially altering the capital structure of the Company in a manner that materially adversely effects the rights and preferences of the Series F Preferred Stock;

(h) the Company has breached any material covenant in this Agreement following any applicable notice and opportunity to cure; and

(i) on the Termination Date.

3.2 Company Termination. The Company may terminate (a “Company Termination”) this Agreement, except in the event that the Company is in default hereunder, by providing 30 days advanced written notice (“Termination Notice”) to Investor, by facsimile or electronic mail and overnight courier, at any time.

3.3 Effect of Termination. The termination of this Agreement will have no effect on any Common Shares, Preferred Shares, Fee Shares, Warrants or DWAC Shares previously issued or delivered, or on any rights of any holder thereof. Notwithstanding any other provision, the Commitment Fee is payable to Investor despite any termination of this Agreement all fees paid to Investor or its counsel are non-refundable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties and covenants set forth below to Investor:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents except where such violation could not, individually or in the aggregate, constitute a Material Adverse Effect.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or (if not yet required to be filed) shall be, timely filed.

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of this Agreement based on the current anticipated exercise price of the Warrants.

(g) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC. The Company has not issued any capital stock since such filing other than as set forth on Schedule 4.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except (i) as a result of purchase and sale of the Securities, (ii) as described in the SEC Reports, or (iii) as set forth on Schedule 4.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the shares of the Securities. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including but not limited to directors and officers insurance coverage at least equal to the Maximum Placement. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees. Except for payment of the Commitment Fee, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons, as a result of agreements made by the Company or its officers or directors, for fees of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Registration Rights. No Person has any right to cause the Company to effect the registration under the Act of any securities of the Company.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(x) Disclosure. The Company confirms that, except with respect to the information that will be, and to the extent that it timely is, publicly disclosed pursuant to Section 2.2(b)(i)(E), neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information including without limitation in the Disclosure Schedules. The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or, when taken together, omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.2 hereof. The Company understands and confirms that neither Investor nor any Affiliate of Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively to the Company or the shareholders of the Company or to any other Person who is the source of material non-public information regarding the Company.

(y) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(z) Financial Condition/Indebtedness. Based on the financial condition of the Company as of the date of the Commitment Closing: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities. The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(dd) Accountants. The Company’s accountants are set forth in the SEC Reports. To the Company’s knowledge, such accountants are a registered public accounting firm as required by the Act.

(ee) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(ff) Registration Statements and Prospectuses.

(i) The Registration Statement complies, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Preferred Stock or Warrant Shares, will comply, in all material respects, with the requirements of the Act.

(ii) The Registration Statement, as of its effective time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Each prospectus (within the meaning of the Act) related to the sale or offering of any Common Shares (“Prospectus”) will comply, as of its date and the date it will be filed with the SEC, and, at the time of the Preferred Stock Closing Date, or issuance of any Warrant Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any issuance of Warrant Shares, will comply, in all material respects, with the requirements of the Act.

(iv) At no time during the period that begins on the date a Prospectus is filed with the SEC and ends at the time a prospectus is no longer required by the Act to be delivered in connection with any sale of Common Shares did or will any such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period will such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

(vi) The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Common Shares contemplated by any Registration Statement, without taking into account any determination by the SEC pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”.

(ii) Investor’s Trading Activity. The Company understands and acknowledges that: (i) Investor has not been asked by the Company to agree, nor has Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company or “derivative” securities based on securities issued by the Company, or to hold the Securities for any specified term; (ii) past or future open market or other transactions by Investor, specifically including, without limitation, short sales or “derivative” transactions, before or after the Closing, may negatively impact the market price of the Company’s publicly-traded securities; (iii) Investor and counter-parties in “derivative” transactions to which Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock; (iv) Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction; (v) Investor may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined; (vi) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted; and (vii) the aforementioned hedging activities do not and will not constitute a breach of this Agreement or any of the other Transaction Documents.

4.2 Representations and Warranties of Investor. Investor hereby represents and warrants as of the Effective Date as follows:

(a) Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The principal executive office of Investor is the address provided for notices pursuant to this Agreement.

(b) No Other Representations. The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5

OTHER AGREEMENTS OF THE PARTIES

5.1 Issuance of Securities. All of the Securities shall be issued free of restrictive legends. The Company agrees, if requested by Investor or the transfer agent, to promptly provide at the Company’s expense a legal opinion of counsel to the Company confirming this. The Company further acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

5.2 Furnishing of Information. As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act. Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.4 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the Effective Date, issue a press release and as required by this Agreement file a Current Report on Form 8-K, in each case reasonably acceptable to Investor, disclosing the material terms of the transactions contemplated hereby. The Company and Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as required by federal securities law in connection with any registration statement under which the Common Shares are registered, and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure permitted under subclause (i) or (ii).

5.5 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5.7 Reimbursement. If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Securities under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter. The reimbursement obligations of the Company under this Section 5.7 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person. The Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

5.8 Indemnification of Investor. Subject to the provisions of this Section 5.8, the Company will indemnify and hold Investor and any Warrant holder, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus ( or any amendments or supplements to any Prospectus ), in any free writing prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties. The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents or is a result of any information provided by Investor or its representatives to Company in writing for inclusion in the Registration Statement.

5.9 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.10 Limited Standstill. The Company will deliver to Investor on or before the each Preferred Stock Closing Date and will honor and will take reasonable actions to assist Investor in enforcing the provisions of the Lock-Up Agreements with the Company’s officers, directors and beneficial owners of 10% or more of the Common Stock.

5.11 Issuance of Additional Securities. The Company shall not issue additional Common Stock or securities convertible into Common Stock to any Person other than Investor, or an Investor Affiliate, if such issuance would reduce the number of remaining authorized shares of Common Stock that could be issued below the number of remaining authorized shares issuable upon exercise of the Warrants, without previously amending its Certificate of Incorporation to increase the number of duly authorized shares of Common Stock by at least the amount necessary to assume a sufficient number of shares to permit the exercise of all outstanding Warrants.

5.12 Prospectus Availability and Changes. The Company will make available to Investor upon request, and thereafter from time to time to furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Common Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

The Company will advise Investor promptly of the happening of any event within the time during which a Prospectus is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, during such period, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

5.13 Activity Restrictions. For so long as Investor or any of its Affiliates holds any Preferred Shares, Commitment Fee Shares, Warrant, Warrant Shares, or DWAC Shares, neither Investor nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.13.

5.14 Required Approval. No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by any Trading Market or Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained. Company shall use best efforts to obtain any required approval as soon as possible.

5.15 Investor Due Diligence. Investor shall have the right and opportunity to conduct due diligence, at its own expense, with respect to any Registration Statement or Prospectus in which the name of Investor or any Affiliate of Investor appears.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses. Prior to the Effective Date, the Company shall have paid a $20,000.00 non-refundable document preparation fee to counsel for Investor. This fee amount shall be adjusted to reflect the actual hours billed to Investor by such counsel and any additional payment made by the Company to such counsel on or prior to the Preferred Stock Closing Date. Except as may be otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company acknowledges and agrees that Luce, Forward, Hamilton & Scripps LLP solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any, to Investor by the Company.

6.2 Notices. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date after the day of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:00 p.m. (New York City time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) two Trading Days after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.2 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent will not be unreasonably withheld or delayed. Investor may assign any or all of its rights under this Agreement to (a) any Affiliate, and (b) any Person to whom Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor”.

6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.8.

6.7 Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or in a PDF file by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Neither the Company nor Investor shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.

6.13 Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.16 Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.17 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties, and supersede all prior and contemporaneous agreements, term sheets, communications, discussions and understandings, oral or written, which the parties acknowledge have been merged into such documents, exhibits and schedules. Neither party has relied upon any agreement, promise or representation not expressly set forth in the Transaction Documents and each party agrees that it may only rely on the agreements, promises and representations set forth therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich, Chairman

SOCIUS CG II, LTD.

By:	/s/ Terren Peizer
Terren Peizer, Managing Director

Addresses for Notice

To Company:

International Stem Cell Corporation:
2595 Jason Court
Oceanside, CA 92056
Attention: Kenneth C. Aldrich, Chairman
Fax No.: (760) 940-6387
Email: kaldrich@intlstemcell.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attention: Douglas J. Rein
Fax: (858) 677-1401
Email: doug.rein@dlapiper.com

To Investor:

Socius CG II, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, CA 90017
Attention: John C. Kirkland, Esq.
Fax No.: (213) 452-8035
Email: jkirkland@luce.com

Exhibit A

Form of Warrant

International Stem Cell Corporation

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2010-01	Issuance Date: May 4, 2010

Number of Warrant Shares: [ ]	Initial Exercise Price: [$ ]

International Stem Cell Corporation, a Delaware corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Socius CG II, Ltd., the holder hereof or its designees or assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Issuance Date”), but not after 11:59 p.m., New York time, on the fifth anniversary of the Issuance Date (subject to acceleration under the terms of Section 3.2), that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above, subject to adjustment as set forth herein (the “Warrant Shares”).

This Warrant is issued pursuant to the Preferred Stock Purchase Agreement dated May 4, 2010, by and among the Company and the investor referred to therein (the “Purchase Agreement”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in ARTICLE 13.

ARTICLE 1

EXERCISE OF WARRANT.

1.1	Mechanics of Exercise.

1.1.1    Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice to the Company, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), with such payment made, at Investor’s option, in cash or by wire transfer of immediately available funds, by the issuance and delivery of a recourse promissory note substantially in the form attached hereto as Exhibit B (each, a “Recourse Note”), or by cashless exercise pursuant to Section 1.3.

1.1.2    The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

1.1.3     On the Trading Day on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”) from the Holder by 6:30 p.m. Eastern time, or on the next Trading Day if the Exercise Delivery Documents are received after 6:30 p.m. Eastern time or on a non-Trading Day (in each case, the “Exercise Delivery Date”), the Company shall transmit (i) a facsimile acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder, and (ii) an electronic copy of its share issuance instructions to the Holder and to the Company’s transfer agent (the “Transfer Agent”), with such transmissions to comply with the notice provisions contained in Section 6.2 of the Purchase Agreement, and shall instruct and authorize the Transfer Agent to credit such aggregate number of freely-tradable Warrant Shares to which the Holder is entitled to receive upon such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program through its Deposit Withdrawal Agent Commission (DWAC) system, with such credit to occur no later than 12:00 p.m. Eastern Time on the Trading Day following the Exercise Delivery Date, time being of the essence; provided, however, that if the Warrant Shares are not credited as DWAC Shares by 12:00 p.m. Eastern Time on the Trading Day following the Exercise Delivery Date, then the Preferred Stock Closing Date applicable to the Preferred Stock Notice shall be extended by one Trading Day for each Trading Day that timely credit of DWAC Shares is not made.

1.1.4    Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account.

1.1.5    If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any exercise and return of the previously issued Warrant and at its own expense, issue a new Warrant (in accordance with Section 6.4) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2    Exercise Price. For purposes of this Warrant, “Exercise Price” means an amount equal to the Closing Bid Price of a Share of Common Stock on the Trading Day immediately preceding the Issuance Date per Warrant Share, subject to adjustment as provided herein.

1.3    Cashless Exercise. Notwithstanding anything contained herein to the contrary, if at any time there is not a current, valid and effective registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (B-C) x A

                                           B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Bid Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.4    Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to timely credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, (a) the Preferred Stock Closing Date applicable to the Preferred Stock Notice shall be extended by one Trading Day for each Trading Day that timely credit of DWAC Shares is not made; and (b ) the Company shall pay in cash to the Holder on each day after such Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1.1. In addition to the foregoing, if the Company shall fail to timely credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within one Trading Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and to issue such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

1.5    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

1.6    Exercise Limitation. Notwithstanding any other provision, at no time may the Holder exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder would result in the Holder owning more than 9.99% of all of such Common Stock as would be outstanding on the date of exercise, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, as of any date, the aggregate number of shares of Common Stock into which this Warrant is exercisable within 61 days, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by Holder and its affiliates, shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.

1.7    Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

ARTICLE 2

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3

PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS

3.1    Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

3.2    Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.2 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of this Warrant in exchange for such Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the

Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction; provided, however that in the event the Fundamental Transaction involves the issuance of cash or freely tradeable securities by an issuer listed on the New York Stock Exchange on the Nasdaq Stock Market, then the ability to exercise this Warrant shall expire on the consummation of that Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 3.2 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

3.3    Purchase of Warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which the Successor Entity is a Public Successor Entity that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after the effective date of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100 day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

ARTICLE 4

NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any portion of this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the portion of the Warrant then outstanding (without regard to any limitations on exercise).

ARTICLE 5

WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE 6

REISSUANCE OF WARRANTS

6.1    Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6.4), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6.4) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6.4) representing the right to purchase the Warrant Shares then underlying this Warrant.

6.3    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6.4) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

6.4    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

ARTICLE 7

NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the

Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

ARTICLE 8

AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of this Warrant or decrease the number of shares or class of stock obtainable upon exercise of this Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrant then outstanding.

ARTICLE 9

GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10

CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

ARTICLE 11

DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within 2 Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are

unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 2 Trading Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by Holder and approved by Company, which approval may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

ARTICLE 12

REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 13

DEFINITIONS

For purposes of this Warrant, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

13.1    “Bloomberg” means Bloomberg Financial Markets.

13.2    “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and Holder. If the Company and Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

13.3    “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.4    “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

13.5    “DWAC Shares” means, except as expressly stated otherwise herein, all Warrant Shares issued or issuable to Holder or any Affiliate, successor or assign of Holder pursuant to this Warrant, all of which shall be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with instructions issued to and countersigned by the Transfer Agent of the Company.

13.6    “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC Bulletin Board or the NYSE Amex Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

13.7    “Fundamental Transaction” means that the (A) Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other

Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, other than persons or groups who exceed such ownership level as of the date of issuance of this Warrant.

13.8    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.9    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.10    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

13.11    “Purchase Agreement” means the Preferred Stock Purchase Agreement dated June 30, 2009, by and among the Company and the investors referred to therein.

13.12    “Principal Market” means The OTC Bulletin Board of FINRA.

13.13    “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market.

13.14    “Required Holders” means the Holders of the Warrant representing at least a majority of shares of Common Stock underlying the Warrant then outstanding.

13.15    “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.16    “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

INTERNATIONAL STEM CELL CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

INTERNATIONAL STEM CELL CORPORATION

The undersigned hereby exercises the right to purchase                     shares of the shares of Common Stock (“Warrant Shares”) of International Stem Cell Corporation, a Delaware corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant. The Holder intends that payment of the Exercise Price shall be made as:

                         Cash Exercise with respect to                     Warrant Shares

                         Cashless Exercise with respect to                     Warrant Shares

                         Recourse Note Exercise with respect to                     Warrant Shares

Please issue

                        A certificate or certificates representing said shares of Common Stock in the name specified below

                         Said shares in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below.

By:
Name:
Title:

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [                                        ] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated June 30, 2009 from the Company and acknowledged and agreed to by the transfer agent.

International Stem Cell Corporation

By:
Name:
Title:

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EXHIBIT B

FORM OF NOTE

SECURED PROMISSORY NOTE

$[ ]	Date: [ ], 20

FOR VALUE RECEIVED, [                    ] (“Borrower”) promises to pay to the order of International Stem Cell Corporation (“Lender”), at [            ], or at such other place as Lender may from time to time designate in writing, the principal sum of $[            ], with interest, as follows:

1.    Interest. The principal balance outstanding, from time to time, shall bear interest from and after the date hereof at the rate of 2.0% per year, compounded annually. Interest shall be calculated on the basis of the number of days elapsed during the period for which interest is being calculated, compounded annually. Payments of interest will be due on each annual anniversary of the date of this Note; provided that Borrower will not be in default hereunder for failure to make any annual interest payment when due (other than on the Maturity Date) and the amount of interest not paid when due shall be added to the principal balance of this Note and such amount will thereafter accrue interest at the rate set forth above.

2.    Payments. If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the date of this Note (“Maturity Date”); provided, however, that in no event shall this Note be due or payable at any time that (a) Lender is in default of any loan agreement, equity investment agreement or instrument, or other material agreement including without limitation any preferred stock purchase agreement for Series F Preferred Stock with Borrower or any Warrant issued pursuant thereto, or (b) subject to the following clause, there are any shares of Series F Preferred Stock of Lender issued or outstanding ; provided, further, that in the event that Lender redeems all or a portion of the shares of Series F Preferred Stock then held by Borrower, then Borrower shall apply, and Lender shall offset, the proceeds of such redemption to pay down the accrued interest and outstanding principal of this Note. Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium. All payments shall be first be applied to interest, then to reduce the outstanding principal.

3.    Full Recourse Note. THIS IS A FULL RECOURSE PROMISSORY NOTE. Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Collateral, in the event of either (i) a payment default, or (ii) a material non-monetary default hereunder, Lender shall have full recourse to all the other assets of Borrower. Moreover, Lender shall not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

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4.	Security

a.    Pledge. As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Borrower hereby pledges and grants a security interest to Lender in all of Borrower’s right, title, and interest in and to all of the following, now owned or hereafter acquired or arising (together the “Collateral”):

i.    Publicly traded shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value on the date hereof at least equal to the principal amount of this Note, based upon the trading price of such securities on the Pink Sheets, OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange;

ii.    all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

iii.    all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

b.    Replacement Securities. In the event that Borrower sells or disposes of any Pledged Securities during any period in which any principal balance of this Note remains outstanding, Borrower shall promptly provide replacement securities of equal or greater value.

c.    Rights With Respect to Distributions. So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender’s election.

d.    Voting Rights. So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

e.    Financing Statement; Further Assurances. Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the

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Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary. Borrower further agrees that at any time and from time to time Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby (including, following an event of default, delivery of the Collateral to hold as secured party), or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral following an event of default.

f.    Powers of Lender. Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion: To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 4(f) and, more broadly, this Note including, without limitation: (i) during the continuance of a default hereunder, to exercise voting and consent rights with respect to Collateral in accordance with this Note, (ii) to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Lender, all at Lender’s sole discretion, (v) to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Collateral or any part thereof.

5.    Cancellation. In the event that the sale of the Series F Preferred Stock or any other transaction or instrument, including without limitation warrants to purchase common stock of Lender, for which this Note is given as full or partial consideration, is cancelled or rescinded, this Note shall automatically be cancelled and deemed satisfied, and (a) Borrower shall return all such instruments, including without limitation unexercised warrants, and all securities of Lender obtained pursuant to exercise of such instruments, including without limitation shares of common stock remaining in its possession, and (b) Borrower shall immediately pay to Lender an amount equal to 90% of the volume weighted average trading price (as defined by Bloomberg Financing Markets) of any such common stock that is publicly traded, during the period commencing on the date such shares of common stock were obtained by Borrower and ending on the date of cancellation of the Note, multiplied by the number of such shares of common stock not returned to Lender pursuant to the foregoing provisions.

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6.    Additional Terms.

a.    No Waiver. The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b.    Default. Any one or more of the following shall constitute a “default” under this Note: (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Section 4b, the Collateral becomes subject to any lien, claim, or encumbrance of any third party or is transferred by Borrower, and (iv) the levying of any attachment, execution or other process against Borrower, or subject to Section 4b the Collateral or any material portion thereof.

c.    Default Rights.

i.    Upon the occurrence of any payment default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable. A delay by Lender in exercising any right of acceleration after a default shall not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default. The failure by Lender to exercise any right of acceleration as a result of a default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

ii.    Further, upon the occurrence of any material non-monetary default, following 30 days notice from Lender to Borrower specifying the default and demanded manner of cure for any non-monetary default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect. In addition to Lender’s other rights and remedies, Borrower agrees that, upon the occurrence of default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a)    Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

(b)    If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof.

(c)    Transfer all or any part of the Collateral into Lender’s name or in the name of its nominee or nominees.

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(d)    Vote all or any part of the Collateral (whether or not transferred into the name of Lender ) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii.    Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale. Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers. Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

iv.    If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

v.    The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Secured Obligations.

d.    No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

e.    Attorney Fees. The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

f.    Governing Law. This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws.

g.    Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

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h.    Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

By:
Name:
Title:

6

Exhibit B

Certificate of Designations

INTERNATIONAL STEM CELL CORPORATION

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES F PREFERRED STOCK

The undersigned, Kenneth C. Aldrich and Ray Wood, do hereby certify that:

1. They are the Chairman and Secretary, respectively, of International Stem Cell Corporation, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of preferred stock, 64,008,364 of which have been issued or are outstanding.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 20,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of preferred stock, which shall consist of up to 1,500 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation’s Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be 1,500 (which shall not be subject to increase without the consent of all of the holders of the Series F Preferred Stock (each a “Holder” and collectively, the “Holders”). Each share of Series F Preferred Stock shall have a par value of $0.001 per share.

2. Dividends and Other Distributions. Commencing on the date of the issuance of any such shares of Series F Preferred Stock (each respectively an “Issuance Date”), Holders of Series F Preferred Stock shall be entitled to receive dividends on each outstanding share of

Series F Preferred Stock (“Dividends”), which shall accrue in shares of Series F Preferred Stock on a daily basis at a rate equal to 10.0% per annum.

a. Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 2 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually.

b. So long as any shares of Series F Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Securities (as defined below). As used herein, “Junior Securities” means any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation ranking junior to the Series F Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including, without limitation, the Corporation’s common stock, par value $0.001 per share (“Common Stock”). The Common Stock shall not be redeemed while the Series F Preferred Stock is outstanding.

3. Protective Provision. So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series F Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to the Series F Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series F Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

a. A “Deemed Liquidation Event” shall mean: (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

b. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 3.a unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 4.

4. Liquidation.

a. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any other equity securities of the Corporation by reason of their ownership thereof, the Holders of Series F Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series F Preferred Stock equal to $10,000.00 (the “Original Series F Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series F Liquidation Value”).

b. After payment has been made to the Holders of the Series F Preferred Stock of the full amount of the Series F Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation’s Junior Securities in accordance with the Corporation’s Certificates of Designation and Certificate of Incorporation, as amended.

c. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

5. Redemption.

a. Corporation’s Redemption Option. Upon or after the first anniversary of the initial Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series F Preferred Stock, at a price per share of Series F Preferred Stock (the “Corporation Redemption Price”) equal to the Series F Liquidation Value plus the following percentages of the Original Series F Issue Price determined by reference to the original Issuance Date of such shares of Series F Preferred Stock:

If the redemption occurs	Additional percentage
After first anniversary of issuance but prior to second anniversary of issuance	26%
After second anniversary of issuance but prior to third anniversary of issuance	17%
After third anniversary of issuance but prior to fourth anniversary of issuance	8%
After fourth anniversary of issuance	0%.

b. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series F Preferred Stock then outstanding, it shall deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to the Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series F Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price.

c. Payment of Redemption Price. Upon receipt of a Notice of Redemption at Option of Corporation by any Holder, such Holder shall promptly submit to the Corporation such Holder’s Series F Preferred Stock certificates. Upon receipt of such Holder’s Series F Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price in cash to such Holder.

6. Transferability. The Series F Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws. The Corporation shall keep at its principal office, or at the offices of a transfer agent, a register of the Series F Preferred Stock. Upon the surrender of any certificate representing Series F Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

7. Miscellaneous.

a. Notices. Any and all notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7.a prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7.a no later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series F Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series F Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 4th day of May 2010.

/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chairman

/s/ Ray Wood
Ray Wood
Secretary

Exhibit C

Transfer Agent Instructions

May ____, 2010

Re:	International Stem Cell Corporation

Ladies and Gentlemen:

In accordance with the Preferred Stock Purchase Agreement (“Purchase Agreement”), dated May 4, 2010, by and between International Stem Cell Corporation, a Delaware corporation (“Company”), and Socius CG II. Ltd. (“Buyer”), pursuant to which Company shall issue and deliver shares (“Fee Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase additional shares (“Warrant Shares”) of Common Stock (the Fee Shares and Warrant Shares, collectively, “Common Shares”), this shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Fee Shares and, in the event the holder of the Warrants elects or has elected to exercise all or any portion of the Warrants, from time to time, upon surrender to you of a notice of exercise of the Warrants, the Warrant Shares.

Specifically, this shall constitute an irrevocable instruction to you to process any notice of exercise of the Warrants in accordance with the terms of these instructions as soon as practicable. Upon your receipt of a notice of exercise of the Warrants, you shall use your best efforts to, within three (3) trading days following the date of receipt thereof, (A) issue and surrender to a common carrier for overnight delivery to the address specified, a certificate, registered in the name designated, for the number of shares of Common Stock for which the Warrant has been exercised or (B) provided you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer Program, upon request, credit such aggregate number of shares of Common Stock to the balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system specified to initiate the DWAC transaction.

The Company hereby confirms that certificates representing the Common Shares shall not bear any legend restricting transfer of the shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company, provided that the shares are registered for sale under the Act, or that if the shares are not registered for sale under the Act the certificates bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

The Company hereby confirms and you acknowledge that, in the event counsel to the Company does not issue any opinion of counsel required to issue any Common Shares free of legend, the Company authorizes and you will accept an opinion of counsel from Luce Forward Hamilton & Scripps LLP.

The Company hereby confirms that no instructions other than as contemplated herein will be given to you by the Company with respect to the Common Shares. The Company hereby agrees that it shall not replace you as the Company’s transfer agent, until such time as the Company provides written notice to you and Buyer that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

The Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to the Company.

The Company and you acknowledge that the Buyer is relying on the representations and covenants made by the Company and you hereunder and are a material inducement to the Buyer to enter into the Purchase Agreement. The Company and you further acknowledge that without such representations and covenants made hereunder, the Buyer would not enter into the Purchase Agreement and purchase Securities pursuant thereto.

Each party hereto specifically acknowledges and agrees that a breach or threatened breach of any provision hereof will cause irreparable damage and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, in addition to all other rights or remedies, an injunction restraining such breach and granting specific performance of the provisions of these Irrevocable Transfer Agent Instructions should issue without any requirement to show any actual damage or to post any bond or other security.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

International Stem Cell Corporation

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO:

By:
Name:
Title:

Exhibit D

Lock-Up Agreement

[Date]

Socius CG II, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Preferred Stock Purchase Agreement dated as of May [    ], 2010 (“Purchase Agreement”) and entered into by and among the undersigned and Socius CG II, Ltd. (“Investor”), with respect to the purchase pursuant to registration under the Securities Act of 1933, as amended (the “Act”) of shares of Series F Preferred Stock and related Securities of International Stem Cell Corporation, a Delaware corporation (“Company”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce Investor to enter into the Purchase Agreement, the undersigned agrees that, for a period of seven Trading Days beginning on the date the Company delivers a Preferred Stock Notice to Investor (the “Preferred Stock Notice Date”) and ending of after the Preferred Stock Closing Date pursuant to the terms of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Investor, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement, (c) sales made pursuant to any written sales plans established prior to the date of this Lock-Up Agreement in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act or (d) exercise of options for Common Stock and the disposition

1

(whether by sale, gift or otherwise) of Common Stock underlying such options. Notwithstanding subsection (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement; provided, however, that in the event the undersigned exercises options during the Lock-Up Period, the undersigned may not, during the Lock-Up Period, dispose of the number of shares of Common Stock underlying such exercised options equal to the number of shares of Common Stock gifted by the undersigned pursuant to this sentence during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The Company agrees to provide the undersigned with notice that the Company has delivered a Preferred Stock Notice to Investor prior to, or simultaneous with, its delivery of the Preferred Stock Notice to Investor. Such notice shall provide the undersigned with the Preferred Stock Notice Date and clearly indicate the beginning of the Lock-up Period.

Upon the termination of the Purchase Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Sincerely,

[Stockholder]

Acknowledged and Agreed:

International Stem Cell Corporation

By:

2

Exhibit E

Form of Opinions

1. The Company is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law.

2. The Preferred Shares, Fee Shares, Warrants, and shares of Common Stock (“the Warrant Shares”) issuable upon exercise of the Warrants (collectively, “Securities”), have been duly authorized, and the Preferred Shares, Fee Shares and Warrants are, and (when issued and duly paid for in accordance with the terms of the Agreement and the applicable Warrant) the Warrant Shares will be, validly issued, fully paid and non-assessable. The issuance of the Securities will not be subject to statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.

3. The Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver each of the Securities.

4. The execution, delivery and performance of the Agreement and the Transaction Documents by the Company have been duly authorized by all requisite corporate action on the part of the Company, and have been duly executed and delivered by the Company.

5. The execution and delivery of the Agreement and the Transaction Documents by the Company does not, and the Company’s performance of its obligations thereunder will not, (a) violate the Certificate of Incorporation or Bylaws of the Company, as in effect on the date hereof, (b) violate in any material respect any state or federal law, rule, regulation or ordinance or any judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Agreement, or (c) require any authorization, consent, approval of or other action of, notice to or filing or qualification with any state or federal governmental authority, except as have been, or will be, made or obtained.

Exhibit F

Preferred Stock Notice

                                         Dated: ________, 2010

Socius CG II, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Re:	Purchase Notice

Ladies & Gentlemen:

Pursuant to the May 4, 2010 Preferred Stock Purchase Agreement (“Agreement”) between International Stem Cell Corporation, a Delaware corporation (“Company”), and Socius CG II, Ltd. (“Investor”), Company hereby elects to have you purchase shares of Preferred Stock. Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Preferred Stock Closing, Company will sell to Investor 1,000 Preferred Shares at $10,000 per share for $10,000,000.

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1. The undersigned is a duly authorized officer of Company; and

2. All of the conditions precedent to the right of the Company to deliver this notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this notice as of the date first written above.

International Stem Cell Corporation

By:

Name:

Title: